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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated September 22, 1998 included in The Fairchild Corporation's Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this Form S-4 registration statement.

                                               ARTHUR ANDERSEN LLP

                                               Washington, D.C.
                                               January 14, 1999